AMENDED BYLAWS
                                      OF
                        FINANCIAL INDUSTRIAL FUND, INC.
                              AS OF JULY 21, 1993


                                  ARTICLE I.

            Section 1. Annual Meeting. Unless otherwise determined by the board of directors or required by applicable law, no annual meeting of shareholders shall be held unless one or more of the following is required to be acted on by the shareholders under the Investment Company Act of 1940: (1) election of directors; (2) approval of the Investment Advisory Agreement; (3) ratification of the selection of independent public accountants; and (4) approval of a distribution agreement. The annual meeting of the Corporation, if held, shall be held in Denver, Colorado, at such time as the board of directors shall direct, on the final business day in November.

            Section 2. Special Meetings. Special meetings of the shareholders entitled to vote shall be called upon the request in writing of the president or, in his absence, a vice president, or by a vote of a majority of the board of directors, or upon the request in writing of shareholders of the Company representing not less than ten percent (108) of the outstanding voting stock.

            Section 3. Place of Meetings. Each annual and any special meeting of the shareholders shall be held at the principal office of the corporation in Denver, Colorado.

            Section 4. Notices. Notices of every meeting, annual or special, shall specify the place, day and hour of the meeting and shall be mailed not less than ten (10) days nor more than sixty (60) days before such meeting. Notice of every special meeting shall indicate briefly its purpose, and no business other than that stated in said notice shall be transacted.

            Section 5. Quorum. At every meeting of the shareholders, the holders of a majority of all of the shares, entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for all purposes, unless the representation of a larger number shall be required by statute or by the certificate of incorporation.

            Section 6. Voting. At every meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such shareholder, or his duly authorized attorney, and he shall have one (1) vote for each share of stock standing registered in his name on each matter submitted at the meeting and for each director to be elected. Every proxy shall be dated and no proxy shall be valid after eleven (11) months from its date unless otherwise provided in the proxy. There shall be no cumulative voting in the election of directors.

            Section 7. Qualification of Voters. At every meeting of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions with respect to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by shareholders



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present in person or by proxy  entitled  to cast  twenty-five  per cent (25%) in number of votes, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon such demand or order, the voting shall be conducted by two (2) inspectors appointed by the chairman, in which event the proxies and ballots shall be received and all questions with respect to the qualifica tion of votes and the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and the voting need not be conducted by inspectors.

            Section 8. Waiver of Notice. A waiver of notice of any meeting of shareholders signed by any shareholder entitled to such notice filed with the records of the meeting, whether before or after the holding thereof or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of notice to such shareholder.


                                  ARTICLE II.

                              BOARD OF DIRECTORS

            Section 1. Powers. The business and property of the corporation shall be conducted and managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by statute, by the charter or by the by-laws, conferred upon or reserved to the shareholders. The board of directors shall keep full and complete records of its transactions.

            Section 2. Number. By vote of a majority of the entire board of directors, the number of directors may be increased or decreased from time to time; provided that, in no event, may the number be decreased to less than the minimum number ,fixed by the charter.

            Section 3. Election. The members of the board of directors shall be elected by the shareholders by plurality vote at the annual meeting, or at any special meetings called for such purpose. Each director shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed in the manner provided by law. Any vacancy, including one created by an increase in the number of the board of directors (except where such vacancy is created by removal by the shareholders) may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum; provided, however, that immediately after filling any vacancy by such action of the board of directors, at least two-thirds (2/3) of-the directors then holding office shall have been elected by the shareholders at an annual or special meeting.

            Section 4. Regular Meetings. The board of directors shall meet in the month of January at such place as they may designate for the purpose of organization, the election of officers, and the transaction of other business. Other regular meetings may be held as scheduled by a majority of the directors.

            Section 5. Special Meetings. Special meetings of the board of directors may be called at any time by the president or by a majority of the directors or by a majority of the executive committee.



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            Section 6. Notice of Meetings.  Notice of the place, day and hour of every regular and special meeting shall be given to each director two (2) days (or more) before the meeting, by telephone, telegraph and/or mail addressed to him at his post office address, according to the records of the corporation. Unless required by resolution of the board of directors, no notice of any meeting of the board of directors need state the business to be transacted thereat. No notice of any meeting of the board of directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the board of directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

            Section 7. Quorum. At all meetings of the board of directors, a majority of the directors shall constitute a quorum for the transaction of business. Notwithstanding the presence of a quorum, a majority of the entire board shall be required to authorize and pass any measure. In the absence of a quorum, the directors present by a majority vote and without notice other than by announcement may adjourn the meeting from time to, time until a quorum shall be present. At any such adjourned meeting, any business may be transacted which might have been transacted at the meetings as originally notified.

            Section 8. Compensation of Directors. Directors shall be entitled to receive such compensation from the corporation for their services as may from time to time be voted by the board of directors. All directors shall be reimbursed for their reasonable expenses of attendance, if any, at board and committee meetings. Any director of the corporation may also serve the corporation in any other capacity and receive compensation therefor.

            Section 9. Resignation and Removal of Directors. Any director or member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the Secretary, who shall record such resignation, noting the day and hour of its reception. The acceptance of a resignation shall not be necessary to make it effective. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.


                                 ARTICLE III.

                                  COMMITTEES

            Section 1. Executive Committee. The board of directors, by resolution adopted by a majority of the whole board of directors, may provide for an executive committee of three (3) or more directors. If provision be made for an executive committee, the members thereof shall be elected by the board of directors to serve during the pleasure of the board of directors. Unless otherwise provided by resolution of the board of directors, the president shall preside at all meetings of the executive committee. During the intervals between



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the meetings of the board of direc tors, the executive  committee  shall possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the corporation conferred by the by-laws or otherwise, to the extent authorized by the resolution providing for such executive committee or by subsequent resolution adopted by a majority of the whole board of directors, in all cases in which specific directions shall not have been given by the board of directors. The executive committee shall maintain written records of its transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action, and shall he subject to ratification, with or without revision or alteration, by such vote of the board of directors as would have been required under Article II, Section 7, hereof, had such action been taken by the board of directors. Vacancies in the executive committee shall be filled by the board of directors.

            Section 2. Meetings of Executive Committee. The executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the board of directors, and it shall also meet at the call of the chairman or of any two (2) members of the committee. A majority of the executive committee shall constitute a quorum. Except in cases in which it is otherwise provided by resolution of the board of directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and to pass any measure, subject to ratification by the board of directors as provided in Section 1 of this Article III.

            Section 3. Other Committees. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties as may be assigned to it by the board of directors.


                                  ARTICLE IV.

                                   OFFICERS

            Section 1. Numbers; Qualifications; Term of Office; Vacancies. The board of directors may select one of their number as chairman of the board and may select one of their number as vice chairman of the board (neither of which positions shall be considered to be the designation of a position as an officer of the corporation), and shall choose as officers a president from among the directors and a treasurer and a secretary who need not be directors. The board of directors may also choose one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers, none of whom need be a director. Any two or more of such offices, except those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the certificate of incorporation or by these by-laws or by resolution of the board of directors to be executed, acknowledged or verified by any two or more officers. Each such officer shall hold office until the first meeting of the board of directors after the annual meeting of the shareholders next following his election and until his successor is chosen



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and  qualified or until he shall have  resigned or died,  or until he shall have been removed as hereinafter in Section 3 of this Article IV provided. Any vacancy in any of the above offices may be filled by the board of directors at any regular or special meeting.

            Section 2. Subordinate Officers. The board of directors, or any officer thereunto authorized by it may appoint from time to time such other officers and agents for such terms of office and with such powers and duties as may be prescribed by the board of directors or the officer making such appointment.

            Section 3. Removal. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

            Section 4. Chairman of the Board. The chairman of the board, if one shall be elected, shall preside at all meetings of the board of directors, and shall appoint all committees except such as are required by statute, these by-laws or a resolution of the board of directors or of the executive committee to be otherwise appointed, and shall have such other duties as may be assigned to him from time to time by the board of directors. In recognition of notable and distinguished services to the corpora tion, the board of directors may designate one of its members as honorary chairman, who shall have such duties as the board may, from time to time, assign to him by appropriate resolution, excluding, however, any authority or duty vested by law or these by-laws in any other officer.

            Section 5. President. The president shall preside at all meetings of the shareholders and, in the absence of the chairman of the board or if a chairman of the board is not elected, at all meetings of the board of directors. Unless otherwise provided by the board of directors, he shall have direct control of and any authority over the business and affairs and over the officers of the corporation, and shall preside at all meetings of the executive committee. The president shall also perform all such other duties as are incident to his office and as may be assigned to him from time to time by the board of directors.

            Section 6. Vice Presidents. The vice president or vice presidents, at the request of the president or in his absence or inability to act, shall perform the duties and exercise the functions of the president in such manner as may be directed by the president, the board of directors or the executive committee. The vice president or vice presidents shall have such other powers and perform all such other duties as may be assigned to them by the board of directors, the executive committee, or the president.

            Section 7. Secretary. The secretary shall see that all notices are duly given in accordance with these by-laws; he shall keep the minutes of all meetings of the shareholders, of the board of directors, and of the executive committee at which he shall be present; he shall have charge of the books and records and the corporate seal or seals of the corporation; he shall see that



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the corporate seal is affixed to all documents, the execution of which under the seal of the corporation is duly authorized; and he shall make such reports and perform all such other duties as are incident to his office and as may be assigned to him from time to time by the board of directors, or by the president.

            Section 8. Treasurer. The treasurer shall be the chief financial officer of the corporation, and as such shall have supervision of the custody of all funds, securities and valuable documents of the corporation, subject to such arrangements as may be authorized or approved by the board of directors with respect to the custody of assets of the corporation; shall receive, or cause to be received, and give, or cause to be given, receipts for all funds, securities or valuable documents paid or delivered to, or for the account of, the corporation, and cause such funds, securities or valuable documents to be deposited for the account of the corporation with such banks or trust companies as shall be designated by the board of directors; shall pay or cause to be paid out of the funds of the corporation all just debts of the corpora tion upon their maturity; shall maintain, or cause to be maintained, accurate records of all receipts, disbursements, assets, liabilities, and transactions of the corporation; shall see hat adequate audits thereof are regularly made; shall, when required by the board of directors, render accurate statements of the condition of the corporation; and shall perform all such other duties as are incident to his office and as may be assigned to him by the board of directors or by the president.

            Section 9. Assistant Secretaries, Assistant Treasurers. The assistant secretaries and assistant treasurers shall have such duties as from time to time may be assigned to them by the board of directors, or by the president.

            Section 10. Compensation. The board of directors shall have power to fix the compensation of all officers and agents of the corporation, but may delegate to any officer or committee the power of determining the amount of salary to be paid to any officer or agent of the corporation other than the chairman of the board, the president, the vice presidents, the secretary and the treasurer.


                                  ARTICLE V.

                                 CAPITAL STOCK

            Section 1. Certificates. Certificates for stock shall be issued in such form as may be approved by the board of directors and shall be signed by, or bear a facsimile of the signatures of, the president or a vice president, and shall also be signed by, or bear a facsimile of the signature of some other person who is one of the following: the treasurer, an assistant treasurer the secretary, or an assistant secretary; and shall be sealed with, or bear a facsimile of, the seal of the corporation. In case any officer of the corporation whose signature or facsimile signature appears on such certificates shall cease to be such officer, whether because of death, resignation or otherwise, certificates may nevertheless be issued and delivered as though such person had not ceased to be an officer.



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            Section 2. Transfers.  Subject to the Maryland Corporation Law (1951
Code, Article 23, Sections 96-118 inclusive, constituting the Uniform Stock Transfer Act), the board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

            Section 3. Stock Ledgers. Original or duplicate stock ledgers, containing the names and addresses of the shareholders of the corporation and the number of shares of each class held by them respectively, shall be kept at an office or agency of the corporation in such city or town as may be designated by the board of directors.

            Section 4. Record Dates. The board of directors is hereby authorized to fix the period of time, not exceeding twenty (20) days preceding the date of any meeting of shareholders, any dividend payment date or any date for the allotment of rights, during which the books or the corporation shall be closed against transfer of stock. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the board of directors is hereby authorized to fix a date, as a record date for the determination of the shareholders, entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be. Such record date shall be not more than forty (40) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action is to be taken. Only shareholders of record on such dates, when fixed as herein provided, shall be entitled to notice of and to vote at such meetings, or to receive such dividends or rights, as the case may be.

            Section 5. New Certificates. In case any certificate of stock is lost, stolen, mutilated or destroyed, the board of directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the board of directors may delegate such power to any officer or officers of the corporation; but the board of directors or such officer or officers, in their discretion, may refuse to issue such new certificate, save upon the order of some court having jurisdiction in the premises.


                                  ARTICLE VI.

                                   FINANCES

            Section 1. Checks, drafts. etc. All drafts, checks and orders for the payment of money, notes and other evidence of indebtedness issued in the name of the corporation shall, unless otherwise provided by resolution of the board of directors, be signed by the president or vice president and countersigned by the secretary or treasurer.

            Section 2. Annual Reports. A statement of the affairs of the corporation shall be submitted at the annual meeting of the shareholders and filed within twenty (20) days thereafter at the office of the corporation in Baltimore. Such statement shall be prepared by such executive officer of the



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corporation as may be designated by resolution of the board of directors.  If no other executive officer is so designated, it shall be the duty of the president to prepare such statement.

            Section 3. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of September in each year and end on the 31st day of August following.


                                 ARTICLE VII.

             INDEMNIFICATION OF DIRECTORS. OFFICERS AND EMPLOYEES

            Section 1. Definitions. The following definitions shall apply to the terms as used in this Article:

                  (a) "Corporation" includes this corporation and any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "Director" means an individual who is or was a director of the corporation and an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by him or her to the plan or to participants in or beneficiaries of the plan.

                  (c)     "Expenses" includes attorney fees.

                  (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

                  (e) "Official capacity," when used with respect to a director, means the office of director in the corporation, and, when used with respect to an individual other than a director, means the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.

                  (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (g) "Proceeding" means any threatened,  pending,  or completed
            action,    suit,   or   proceeding,    whether   civil,    criminal,
            administrative, or investigative and whether formal or informal.



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            Section 2. Indemnification for Liability.

                (a) Except as provided in paragraph (d) of this Section (2), the corporation shall indemnify against liability incurred in any proceeding any individual made a party to the proceeding because he or she is or was a director or officer if:

                      (I)  He or she conducted himself or herself in good faith;

                      (II) He or she reasonably believed:

                           (A) In the case of conduct in his or her official
                      capacity with the corporation, that his or her conduct was in the corporation's best interests; or

                           (B) In all other cases, that his or her conduct was
                      at least not opposed to the corporation's best interests; and

                     (III) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

                (b) A director's or officer's conduct with respect to an
            employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of this Section (2). A director's or officer's conduct with respect to an employee benefit plan for a purpose that he or she did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of this Section (2).

                (c) The termination of any proceeding by judgment, order,
            settlement, or conviction, or upon a plea of nolo contendere or its equivalent, creates a rebuttable presumption that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section (2).

                (d) The corporation may not indemnify a director or officer under this Section (2) either:

                    (I) In connection with a proceeding by or in the right of
                the corporation in which the director or officer was adjudged liable to the corporation; or

                    (II) In connection with any proceeding charging improper
                personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.



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                (e) Indemnification permitted under this Section (2) in
            connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

            Section 3. Indemnification for Expenses.

                (a) Except as limited by these Bylaws or the Articles of
            Incorporation, the corporation shall be required to indemnify a person who is or was a director or officer of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party against reasonable expenses incurred by him or her in connection with the proceeding.

            Section 4. Court-Ordered Indemnification. Except as otherwise limited by these Bylaws or the Articles of Incorporation, a director or officer who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                        (I) If it determines the director or officer is entitled
                  to mandatory indemnification, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's or officer's reasonable expenses in curred to obtain court-ordered indemnification.

                        (II) If it  determines  that the  director or officer is
                  fairly and reasonably entitled to indem nification in view of all the relevant circumstanc es, whether or not he or she met the standard of conduct set forth in paragraph (a) of Section
                  (2)  of  this   Article   or  was   adjudged   liable  in  the
                  circumstances described in paragraph (d) of Section (2) of this Article, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any pro ceeding in which liability shall have been adjudged in the circumstances described in paragraph (d) of Section (2) of this Article is limited to reasonable expenses incurred.

            Section 5. Limitation on Indemnification.

                  (a) The  corporation  may not  indemnify a director or officer under Section (2) of this Article unless autho rized in the specific case after a determination has been made that indemnification of the director or officer is mandatory in the circumstances because he or she has met the standard of conduct set forth in paragraph (a) of Section (2) of this Article.

                  (b) The determination required to be made by paragraph (a) of this Section (5) shall be made:

                      (I) By the board of directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or

                      (II) If a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

                  (c) If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section (5), or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) of this Section (5) shall be made:

                      (I) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in subparagraph (I) or (II) of paragraph (b) of this Section (5) or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

                      (II)  By the shareholders.

                  (d) Authorization of indemnification and evaluation as to
            reasonableness of expenses shall be made in the same manner as the determination that indemnification is mandatory; except that, if the determination that indemnification is mandatory is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

            Section 6. Advance Payment of Expenses.

                (a) The corporation shall pay for or  reimburse  the  reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of the final disposition of the proceeding if:

                    (I) The director, officer, employee or agent furnishes the corporation a written affirmation of his or her good-faith belief that he or she has met the standard of conduct described in subparagraph (I) of paragraph (a) of Section (2) of this Article;

                    (II) The director, officer, employee or agent furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is determined that he or she did not meet such standard of conduct; and

                    (III) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Section (6).

                  (b) The undertaking required by subparagraph (II) of paragraph
            (a) of this Section (6) shall be an unlimit ed general obligation of the director, officer, employee or agent, but need not be secured and may be accepted without reference to financial ability to make repayment.

            Section 7. Reimbursement of Witness Expenses. The corporation shall pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

            Section 8. Insurance for Indemnification. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

            Section 9. Notice of Indemnification. Any indemnification of or advance of expenses to a director or officer in accordance with this Article, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

            Section 10. Indemnification of Officers Employees and Agents of the Corporation. The Board of Directors may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director of the corporation to the same or greater extent as to a director if such indemnification and advance expense payment is provided for in these Bylaws, the Articles of Incorporation, by resolution of the shareholders or directors or by contract, in a manner consistent with the Maryland Corporation Code.


                                 ARTICLE VIII.

                           MISCELLANEOUS PROVISIONS

            Section 1. Seal. The board of directors shall provide a suitable seal, bearing the name of the corporation, which shall be in charge of the secretary. The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

            Section 2. Bonds. The board of directors may require any officer, agent or employee of the corporation to give a bond to the corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the board of directors.

            Section 3. Voting upon Stock in Other Corporations. Any stock in other corporations or associations, which may from time to time be held by the corporation, may be voted at any meeting of the shareholders thereof by the president or a vice president of the corporation or by proxy or proxies appointed by the president or one of the vice presidents of the corporation. The board of directors, however, may by resolution appoint some other person or persons to vote such stock, in which case, such person or persons shall be entitled to vote such stock upon the production of a certified copy of such resolution.

            Section 4. By-Laws. The board of directors shall have the power to make, amend and repeal the by-laws of the corporation which may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with law or the certificate of incorporation; provided, however, that any and all provisions of the by-laws, notwithstanding the power of the directors to act with respect thereto, may be altered or repealed, and new provisions may be adopted by the shareholders or at any annual meeting or any special meeting called for that purpose.

-----------------------


            The Amended Bylaws adopted and approved as amended by the board of directors on December 15, 1976 have been revised to reflect amendments through July 21, 1993, as set forth below:

            Minutes dated December 15, 1976 -- Article VII
            Minutes dated April 29, 1986 -- Article VII
            Minutes dated January 13, 1988 -- Article I, Section 1 Minutes dated August 22, 1988 -- Article I, Section 1 Minutes dated October 10, 1989 - Article IV, Section 1 Minutes dated January 22, 1992 - Article II, Section 4;
              Article II, Section 8: and Article  IV, Section 1
            Minutes dated July 21, 1993 - Article I, Section 2